UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2007
Date of Report (Date of earliest event reported)

i-LEVEL MEDIA GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 5B - 98 Liu He Road, Shanghai, PRC	200001
(Address of principal executive offices)	(Zip Code)

+8621 5301 8935
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - Registrant's Business and Operations

Item 1.01         Entry into a Material Definitive Agreement.

Effective November 20, 2007, the Board of Directors of i-level Media Group Incorporated (the "Company") ratified the entry into a letter of engagement (the "Letter of Engagement"), dated for reference November 8, 2007, with Investor Relations International ("IRI"). Pursuant to the terms of the Letter of Engagement, the Company has agreed to retain IRI as an investor relations consultant to the Company that will provide various investor relations services to and for the Company, in consideration for: 1) a $18,000 monthly retainer; and 2) 2,000,000 shares of restricted Company stock. The first tranche of 1,000,000 shares was due upon signing of the Letter of Engagement, and the second tranche of 1,000,000 shares is due 90 days later, assuming the Company has agreed to continue with IRI's services.

The initial term of the Letter of Engagement is for a twelve-month period, after which the contract will survive indefinitely or until a termination notice has been given by the Company. The Company has the right to terminate the arrangement at an time with a thirty (30) day written termination notice (excluding an initial 60-day minimum period).

SECTION 9 - Financial Statements and Exhibits

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information

Not applicable.

(c)       Shell company transactions

Not applicable.

(d)       Exhibits

Exhibit No.	Exhibit
10.1	Letter of Engagement between the Company and Investor Relations International.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i-LEVEL MEDIA GROUP INCORPORATED
Date: November 27, 2007	"Aidan Sullivan" By: Aidan Sullivan Title: Executive Chairman, President, Chief Executive Officer, Principal Executive Officer and a director

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